Exhibit 10.3

AMENDMENT TO EXECUTIVE RETENTION AGREEMENT

The Executive Retention Agreement previously entered into by and between i2 Technologies, Inc. (the “Company”), and                      (the “Executive”), dated as of the              day of                     ,                      (the “Agreement”), is hereby amended effective as of the 28th day of April, 2009 to provide certain additional benefits to the Executive.

1. Section 7 is hereby amended in its entirety to read as follows:

“Accelerated Vesting of Equity Awards: In the event that (i) the Company unilaterally terminates the Executive’s employment other than for Cause or (ii) the Executive terminates employment for Good Reason during the Term, all outstanding equity awards held by the Executive at the time of such termination shall fully vest. Any accelerated vesting under this Section 7 shall be subject to the limitations set forth in Section 9 and Section 12.”

2. Except as modified by this Amendment, all the terms and provisions of the Agreement shall continue in full force and effect.

IN WITNESS WHEREOF, the parties hereby execute this Amendment with effective date of April 28, 2009.

Executive	i2 Technologies, Inc.

By:	By:
Name:
Title: